Exhibit 10.46

Notice Regarding Payment of Dividend Equivalents on Restricted Stock Units and Performance-Based Restricted Stock Units
Effective as of January 1, 2025, RCG amended your outstanding restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted under Royal Caribbean Cruises Ltd.’s (“RCG” or the “Company”) Amended and Restated 2008 Equity Incentive Plan (the “Plan”) to confer a right to receive the equivalent value of dividends paid on shares of RCG’s common stock (“Dividend Equivalents”), as specified below. Capitalized terms used but not defined herein have the same meaning set forth in the relevant award agreement or the Plan, as applicable.
Amendment to RSUs Granted Without Dividend Equivalents

1.The terms of applicable award agreements for outstanding and unvested RSUs under the Plan have been supplemented with the following provision:

“Unless otherwise determined by the Committee, the RSUs include a right to dividend equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Grant Date and the date the RSUs are settled. Subject to vesting, each dividend equivalent entitles a Participant to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the RSUs to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the RSUs.”
Amendment to PSUs Granted Without Dividend Equivalents

2.The terms of applicable award agreements for outstanding and unvested PSUs under the Plan have been supplemented with the following provision:

“Unless otherwise determined by the Committee, the PSUs include a right to dividend equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Grant Date and the date the PSUs are settled. Subject to vesting, each dividend equivalent entitles a Participant to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the PSUs that are earned during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the PSUs to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the PSUs.”